Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Ray Davis	Ron Farnsworth
President/CEO	EVP/Chief Financial Officer
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4101	503-727-4108
raydavis@umpquabank.com	ronfarnsworth@umpquabank.com

UMPQUA HOLDINGS REPORTS THIRD QUARTER 2008 RESULTS
Net income of $13.6 million or $0.23 per diluted share - an increase of 5% from prior year
Reserve build – increased allowance for credit loss from 1.22% to 1.54% of total loans
Non-performing assets ended quarter at 1.54% of total assets
Deposits increased $134 million, or 2%, Core deposits increased $168 million, or 3%
Significant increase in non-interest bearing demand deposit accounts

PORTLAND, Ore. – October 16, 2008 – Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Strand, Atkinson, Williams & York, Inc., today announced third quarter 2008 net income of $13.6 million, or $0.23 per diluted share, compared to $13.2 million, or $0.22 per diluted share, for the third quarter of 2007, an increase of 5% on a diluted per share basis. For the year to date, the Company reports net income of $48.4 million, or $0.80 per diluted share, compared to $53.8 million, or $0.89 per diluted share a year ago, a decrease of 10% on a diluted per share basis.

Significant financial statement items for the third quarter of 2008 include:

  Deposits increased $134 million during the quarter, an increase of 2%;
  Core deposits increased $168 million, an increase of 3%;
  Provision for loan losses of $35.5 million, represented a reduction of $0.35 per diluted share. This includes a reserve build of $20.3 million, increasing the allowance for credit losses from 1.22% to 1.54% of total loans;
  Total net charge-offs of $15.2 million, or 0.98% of average loans on an annualized basis;
  Non-performing assets ended the quarter at 1.54% of total assets. Non-performing loans ended the quarter at 1.92% of total loans. Non-performing assets have been written-down (reduced) to their estimated net realizable value;
  Gain on fair value of junior subordinated debentures of $25.3 million, based on widening spreads for new issuances, increased earnings per diluted share by $0.25;
  Loss on investment securities of $2.5 million, primarily represented an other than temporary impairment related to non-agency mortgage backed securities which have deteriorated in value during the third quarter, decreased earnings per diluted share by $0.03;
  Loss on other real estate owned of $2.2 million, representing a reduction of $0.02 per diluted share;
  Mortgage banking revenue includes a $1.4 million decline in the value of the mortgage servicing right (MSR) asset, which reduced earnings per diluted share by $0.01;
  Interest income reversals on loans of $0.7 million reduced earnings per diluted share by $0.01 and reduced net interest margin by 4 basis points;
  The cost of interest bearing deposits decreased 13 basis points during the quarter;

Umpqua Holdings Corporation Announces Third Quarter 2008 Results
October 16, 2008

  Net interest margin, on a tax equivalent basis, decreased 3 basis points during the quarter to 4.12%. Excluding reversals of interest on loans of 4 basis points, the net interest margin would have increased 1 basis point during the quarter.

"It goes without saying that the current economic situation is truly unprecedented as it relates to the financial markets and financial institutions. Despite the economic environment, Umpqua is in a strong position for the future - we are well-capitalized, with strong liquidity, and continue to make good progress in reducing our loan portfolio risks," said Ray Davis, president and CEO of Umpqua Holdings Corporation. “We are optimistic that the recently approved economic actions, once implemented, will have a positive impact on the financial services industry as a whole, as well as on the country's community banks."

Credit quality
Non-performing assets were $128.1 million, or 1.54% of total assets, as of September 30, 2008, compared to $104.4 million, or 1.25% of total assets as of June 30, 2008. Of this amount, $6.4 million represented loans past due greater than 90 days and still accruing interest, $111.9 million represent non-accrual loans, and $9.8 million is other real estate owned. Approximately 71% of non-performing assets are from the residential development loan segment of the portfolio.

Total net charge-offs were $15.2 million in the third quarter of 2008, a decrease of 60% from the second quarter of 2008. Prior to the second quarter of 2008, the Company recognized the charge-off of an impairment reserve when the loan was resolved, sold, or foreclosed/transferred to other real estate owned. Starting in the second quarter of 2008, the Company accelerated the charge-off of the impairment reserve to the period when it arises for collateral dependent loans. Therefore, the non-accrual loans of $111.9 million as of September 30, 2008 have already been written-down to their estimated net realizable value, based on disposition value, and are expected to be resolved over the coming quarters with no additional material loss.

The provision for loan losses for the third quarter of 2008 was $35.5 million, which was $20.3 million above the net charge-off level for the quarter. This difference represents a reserve build, increasing the allowance for credit losses from 1.22% of total loans as of June 30, 2008 to 1.54% of total loans as of September 30, 2008. Approximately $8 million of the provision for loan losses, and allowance for credit losses, is unallocated to specific loans, and was provided for in the third quarter of 2008 given the economic environment. There was no unallocated allowance as of June 30, 2008.

For the past six quarters, the Company has been aggressively resolving problems arising from the current economic downturn. The following is a recap of the credit quality trends of the Company since the start of 2007, noting the accelerated charge off of impairment reserves discussed above was implemented in the second quarter of 2008:

(Dollars in thousands)			Ending			Change in ratio of
	Provision	Net	specific	Allowance		non-performing
	for	charge-offs	impairment	for credit loss	30-89 days	assets to
	loan loss	(recoveries)	reserve	to loans %	past due %	total assets

Q1 2007	$83	$(90)	$857	1.14%	0.17%	0.06%
Q2 2007	3,413	31	5,088	1.17%	0.56%	0.41%
Q3 2007	20,420	865	16,244	1.47%	0.99%	0.37%
Q4 2007	17,814	21,188	9,893	1.42%	0.64%	0.22%
Q1 2008	15,132	13,476	13,281	1.45%	1.13%	(0.12)%
Q2 2008	25,137	37,976	--	1.22%	0.31%	0.19%
Q3 2008	35,454	15,193	--	1.54%	1.16%	0.29%

Total	$117,453	$88,639

Umpqua Holdings Corporation Announces Third Quarter 2008 Results
October 16, 2008

Total construction loans decreased 16% from September 30, 2007. Within the construction loan portfolio, the residential development loan segment is $465 million, or 7.5% of the total loan portfolio. This segment has decreased $299 million, or 39%, from September 30, 2007. Oregon/Washington residential development loans total $272 million, a decrease of 36% from a year ago. California residential development loans total $193 million, a decrease of 43% from a year ago. The remaining $535 million in construction loans are commercial construction projects. These commercial construction loans are uniquely different than the residential development loans and are performing with no notable issues.

The following is a geographic distribution of the residential development portfolio at September 30, 2008:

Residential Development Loans				Non-		Remaining
(Dollars in thousands)				accrual	Remaining	average
	Balance	Balance	Balance	loans	balance	balance
	9/30/07	6/30/08	9/30/08	9/30/08	9/30/08	9/30/08

Northwest Oregon	$244,586	$158,588	$152,686	$10,244	$142,442	$982
Central Oregon	59,660	51,594	47,213	4,208	43,005	1,162
Southern Oregon	56,756	44,781	38,048	5,488	32,560	638
Washington	61,818	36,324	34,327	4,235	30,092	1,157
Greater Sacramento	225,468	135,648	126,629	40,376	86,253	958
Northern California	116,084	74,730	66,414	18,438	47,976	631

Total	$764,372	$501,665	$465,317	$82,989	$382,328	$900

Change from 9/07 $		$(262,707)	$(299,055)
Change from 9/07%		(34)%	(39)%

Net interest margin
The Company reported a tax equivalent net interest margin of 4.12% for the third quarter of 2008, compared to 4.15% for the second quarter of 2008, and 4.20% for the third quarter of 2007. The decrease in net interest margin from the second quarter of 2008 resulted primarily from interest reversals on loans of 4 basis points. The Company reversed $0.7 million in interest income during the third quarter. The cost of interest bearing deposits was 13 basis points lower than the second quarter of 2008, while the yield on interest earning assets was 12 basis points lower.

Mortgage servicing rights
Mortgage interest rates decreased in the third quarter of 2008, resulting in the Company recognizing a $1.4 million decline in value of the MSR asset. On September 30, 2008, the MSR asset was valued at 1.14% of the total serviced loan portfolio.

Loss on investment securities
During the third quarter of 2008, the Company recognized a net loss of $2.5 million on investment securities. This represented an other than temporary impairment charge related to non-agency mortgage backed securities (impairment of $2.5 million), and trust preferred securities (impairment of $0.1 million), which have deteriorated in value during the third quarter. The Company reclassified the non-agency mortgage

Umpqua Holdings Corporation Announces Third Quarter 2008 Results
October 16, 2008

backed security portfolio, totaling $12.2 million or 1% of the total investment portfolio, from investment securities available for sale to investment securities held to maturity. Offsetting the $2.6 million total other than temporary impairment charge was a gain on sale of investments of $0.1 million, resulting in the net $2.5 million loss on investment securities in the third quarter of 2008.

Fair value of junior subordinated debentures
The Company recognized a gain on the fair value of junior subordinated debentures of $25.3 million during the third quarter of 2008. This fair value gain resulted from widening credit spreads for similar issuances in the market. The Company utilizes a pricing service along with internal models to determine the valuation of this liability. The majority of the gain relates to the $61.8 million of junior subordinated debentures issued in the third quarter of 2007, which carried spreads of 135 and 275 basis points over the 3 month LIBOR. As of September 30, 2008, the spread for new issuance was significantly higher. The difference between spreads represents the gain in fair value of the Company’s junior subordinated debentures compared to new instruments in the market. This fair value adjustment will reverse and be recognized as a reduction in non-interest income over the remaining period to maturity of the related instrument. As of September 30, 2008, the total par value of junior subordinated debentures carried at fair value was $134.0 million, and the fair value was $101.2 million.

Non-interest expense
Total non-interest expense for the third quarter of 2008 was $54.2 million, compared to $51.4 million for the second quarter of 2008. The increase on a sequential quarter basis related primarily to normal increases in compensation, occupancy, professional services and marketing costs.

Balance sheet
Total consolidated assets as of September 30, 2008 were $8.3 billion, compared to $8.2 billion a year ago. Total gross loans and leases, and deposits, were $6.2 billion and $6.5 billion, respectively, as of September 30, 2008, compared to $6.1 billion and $6.5 billion, respectively, a year ago.

Total loans increased $60 million, or 1%, during the third quarter of 2008, while deposits increased $134 million, or 2%. Core deposits (total deposits excluding time deposits greater than $100,000) increased $168 million, or 3%, during the third quarter of 2008. The total number of deposit accounts and relationships continue to increase, with an increase of 4,300 demand deposit accounts during the quarter.

Based on the increase in deposits during the quarter, short term borrowings were reduced by $108 million.

Capital
The Company’s estimated total risk-based capital as of September 30, 2008 is 11.2%, and has increased from 11.0% as of June 30, 2008, and 10.8% as of September 30, 2007. Our total risk-based capital level is in excess of the regulatory definition of “well capitalized” of 10.0% . The increase during the quarter related to the recognition of net income, and continued management of risk-weighted assets. This capital ratio as of September 30, 2008 is an estimate pending filing of the Company’s regulatory reports.

As of September 30, 2008, total shareholders’ equity was $1.25 billion. Book value per share was $20.76, tangible book value per share was $8.12 and tangible equity to assets was 6.45% . These measures increased slightly during the third quarter of 2008.

There have been no repurchases of common stock during 2008. The total remaining available common shares authorized for repurchase is approximately 1.54 million as of September 30, 2008.

Umpqua Holdings Corporation Announces Third Quarter 2008 Results
October 16, 2008

Visa related activity
In March 2008, Visa completed its initial public offering. Umpqua Bank and certain other Visa member banks are shareholders in Visa. Following the initial public offering, the Company received $12.6 million in proceeds from the offering, as a mandatory partial redemption of 295,377 shares, reducing the Company’s holdings from 764,036 shares to 468,659 shares of Class B common stock. Using proceeds from this offering, Visa established a $3.0 billion escrow account to cover the resolution of pending litigation and related claims. The partial redemption proceeds are reflected in non-interest income in the first quarter of 2008.

In connection with Visa’s establishment of the litigation escrow account, the Company reversed a $5.2 million reserve in the first quarter of 2008, reflected as a reduction of non-interest expense. This reserve was created in the fourth quarter of 2007, pending completion of the Visa initial public offering, as a charge to non-interest expense.

The remaining unredeemed shares of Visa Class B common stock are restricted and may not be transferred until the later of (i) three years from the date of the initial public offering, or (ii) the period of time necessary to resolve the covered litigation. A conversion ratio of 0.71429 was established for the conversion rate of Class B shares into Class A shares. If the funds in the escrow account are insufficient to settle all the covered litigation, Visa may sell additional Class A shares, use the proceeds to settle litigation, and further reduce the conversion ratio. If funds remain in the escrow account after all litigation is settled, the Class B conversion ratio will be increased to reflect that surplus.

As of September 30, 2008, the value of the Class A shares was $61.39 per share. The value of unredeemed Class A equivalent shares owned by the Company was $20.6 million as of September 30, 2008, and has not been reflected in the accompanying financial statements.

Umpqua Holdings Corporation Announces Third Quarter 2008 Results
October 16, 2008

Forward-Looking Statements
 This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about the prospect of improved performance, the impact of government programs under the Emergency Economic Stabilization Act of 2008 and the expected resolution of existing non-accrual loans without further loss. Specific risks that could cause results to differ from the forward-looking statements are set forth in our filings with the SEC and include, without limitation, our ability to realize expected recoveries of non-accrual loans, further deterioration in credit quality and our ability to resolve non-accrual loans in a satisfactory manner.

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 148 locations between Napa, Calif., and Bellevue, Wash., along the Oregon and Northern California Coast and in Central Oregon. Umpqua Holdings also owns a retail brokerage subsidiary Strand, Atkinson, Williams & York Inc., which has locations in Umpqua Bank stores and in dedicated offices throughout Oregon and Southwest Washington. Umpqua Bank's Private Client Services Division provides tailored financial services and products to individual customers. Umpqua Holdings Corporation is headquartered in Portland, Ore. For more information, visit www.umpquaholdingscorp.com.

Umpqua Holdings Corporation will conduct a quarterly earnings conference call Thursday, October 16, 2008, at 10:00 a.m. PT (1:00 p.m. EST) during which the Company will discuss third quarter 2008 results and provide an update on recent activities. There will be a question-and-answer session following the presentation. Shareholders, analysts and other interested parties are invited to join the call by dialing 800-752-8363 a few minutes before 10:00 a.m. The conference ID is “59371867.” Information to be discussed in the teleconference will be available on the Company’s Website prior to the call at www.umpquaholdingscorp.com. A rebroadcast can be found approximately two hours after the conference call by dialing 800-642-1687 with the conference ID noted above, or by visiting the Company’s Website.

Umpqua Holdings Corporation Announces Third Quarter 2008 Results
October 16, 2008

Umpqua Holdings Corporation

Consolidated Statements of Income
(Unaudited)

		Quarter Ended:

				Sequential	Year over
				Quarter	Year
Dollars in thousands, except per share data	Sep 30, 2008	Jun 30, 2008	Sep 30, 2007	% Change	% Change

Interest income
Loans and leases	$98,180	$97,963	$116,111	0%	(15)%
Interest and dividends on investments:
Taxable	9,725	10,882	9,137	(11)%	6%
Exempt from federal income tax	1,644	1,677	1,588	(2)%	4%
Dividends	104	116	96	(10)%	8%
Temporary investments	69	87	929	(21)%	(93)%

Total interest income	109,722	110,725	127,861	(1)%	(14)%

Interest expense
Deposits	30,025	31,468	48,138	(5)%	(38)%
Repurchase agreements and
fed funds purchased	714	495	530	44%	35%
Junior subordinated debentures	3,211	3,216	4,444	0%	(28)%
Term debt	2,064	2,011	874	3%	136%

Total interest expense	36,014	37,190	53,986	(3)%	(33)%
Net interest income	73,708	73,535	73,875	0%	0%
Provision for loan and lease losses	35,454	25,137	20,420	41%	74%
Non-interest income
Service charges	8,911	8,819	8,448	1%	5%
Brokerage fees	2,319	2,070	2,498	12%	(7)%
Mortgage banking revenue	1,027	3,687	1,366	(72)%	(25)%
Net loss on investment securities	(2,477)	(2)	(13)	nm	nm
Gain on junior subordinated debentures
carried at fair value	25,311	3,199	4,138	691%	512%
Net loss on other real estate owned	(2,193)	(2,851)	--	(23)%	100%
Other income	1,573	2,206	2,106	(29)%	(25)%

Total non-interest income	34,471	17,128	18,543	101%	86%

Non-interest expense
Salaries and benefits	29,131	27,668	28,005	5%	4%
Occupancy and equipment	9,340	9,149	9,166	2%	2%
Intangible amortization	1,437	1,491	1,767	(4)%	(19)%
Other	14,304	13,130	13,692	9%	4%
Merger related expenses	--	--	263	0%	(100)%

Total non-interest expense	54,212	51,438	52,893	5%	2%
Income before provision for income taxes	18,513	14,088	19,105	31%	(3)%
Provision for income tax	4,899	3,932	5,928	25%	(17)%

Net income	$13,614	$10,156	$13,177	34%	3%

Weighted average shares outstanding	60,096,637	60,074,920	60,489,522	0%	(1)%
Weighted average diluted shares outstanding	60,443,949	60,406,466	61,065,401	0%	(1)%

Earnings per share – Basic	$0.23	$0.17	$0.22	35%	5%
Earnings per share – Diluted	$0.23	$0.17	$0.22	35%	5%

nm = not meaningful

Umpqua Holdings Corporation Announces Third Quarter 2008 Results
October 16, 2008

Umpqua Holdings Corporation

Consolidated Statements of Income
(Unaudited)

	Nine months ended:

Dollars in thousands, except per share data	Sep 30, 2008	Sep 30, 2007	% Change

Interest income
Loans and leases	$300,295	$331,889	(10)%
Interest and dividends on investments:
Taxable	29,936	25,376	18%
Exempt from federal income tax	5,000	4,151	20%
Dividends	298	249	20%
Temporary investments	359	2,439	(85)%

Total interest income	335,888	364,104	(8)%
Interest expense
Deposits	101,118	133,750	(24)%
Repurchase agreements and
fed funds purchased	1,958	1,757	11%
Trust preferred securities	10,349	12,329	(16)%
Other borrowings	5,200	1,767	194%

Total interest expense	118,625	149,603	(21)%
Net interest income	217,263	214,501	1%
Provision for loan and lease losses	75,723	23,916	217%
Non-interest income
Service charges	26,107	23,648	10%
Brokerage fees	6,564	7,594	(14)%
Mortgage banking revenue	2,844	5,772	(51)%
Net gain (loss) on investment securities	1,422	(10)	nm
Gain on junior subordinated debentures
carried at fair value	30,152	4,746	535%
Net loss on other real estate owned	(5,655)	--	100%
Proceeds from Visa
mandatory partial redemption	12,633	--	100%
Other income	6,515	6,688	(3)%

Total non-interest income	80,582	48,438	66%
Non-interest expense
Salaries and benefits	85,043	85,172	0%
Occupancy and equipment	27,605	26,774	3%
Intangible amortization	4,419	4,400	0%
Other	40,642	37,304	9%
Visa litigation	(5,183)	--	100%
Merger related expenses	--	3,200	(100)%

Total non-interest expense	152,526	156,850	(3)%
Income before income taxes	69,596	82,173	(15)%
Provision for income tax	21,155	28,421	(26)%

Net income	$48,441	$53,752	(10)%

Weighted average shares outstanding	60,066,908	59,790,297	0%
Weighted average diluted shares outstanding	60,413,653	60,450,412	0%

Earnings per share – Basic	$0.81	$0.90	(10)%
Earnings per share – Diluted	$0.80	$0.89	(10)%

nm = not meaningful

Umpqua Holdings Corporation Announces Third Quarter 2008 Results
October 16, 2008

Umpqua Holdings Corporation
Consolidated Balance Sheets
(Unaudited)

				Sequential	Year over
				Quarter	Year
Dollars in thousands, except per share data	Sep 30, 2008	Jun 30, 2008	Sep 30, 2007	% Change	% Change

Assets:
Cash and due from banks	$161,282	$194,458	$148,434	(17)%	9%
Temporary investments	5,556	1,353	46,787	311%	(88)%
Investment securities:
Trading	1,531	2,087	4,144	(27)%	(63)%
Available for sale	963,714	998,307	911,883	(3)%	6%
Held to maturity	16,609	5,115	7,116	225%	133%
Loans held for sale	14,061	12,694	19,964	11%	(30)%
Loans and leases	6,171,541	6,111,488	6,079,435	1%	2%
Less: Allowance for loan and lease losses	(93,982)	(73,721)	(88,278)	27%	6%

Loans and leases, net	6,077,559	6,037,767	5,991,157	1%	1%
Restricted equity securities	19,573	18,892	15,297	4%	28%
Premises and equipment, net	105,341	104,861	107,189	0%	(2)%
Other real estate owned	9,753	5,826	10,310	67%	(5)%
Mortgage servicing rights, net	10,738	11,576	9,474	(7)%	13%
Goodwill and other intangibles	760,252	761,738	767,210	0%	(1)%
Other assets	181,664	191,315	186,846	(5)%	(3)%

Total assets	$8,327,633	$8,345,989	$8,225,811	0%	1%

Liabilities:
Deposits	$6,493,671	$6,359,909	$6,518,217	2%	0%
Securities sold under agreements
to repurchase	52,174	41,281	52,883	26%	(1)%
Fed funds purchased	40,000	147,945	20,000	(73)%	100%
Term debt	206,694	236,774	75,010	(13)%	176%
Junior subordinated debentures, at fair value	101,247	126,539	131,984	(20)%	(23)%
Junior subordinated debentures, at amortized cost	103,879	104,146	104,947	0%	(1)%
Other liabilities	81,673	85,161	89,580	(4)%	(9)%

Total liabilities	7,079,338	7,101,755	6,992,621	0%	1%

Shareholders' equity:
Common stock	992,402	990,952	987,543	0%	0%
Retained earnings	265,606	263,446	253,487	1%	5%
Accumulated other comprehensive loss	(9,713)	(10,164)	(7,840)	(4)%	24%

Total shareholders' equity	1,248,295	1,244,234	1,233,190	0%	1%

Total liabilities and shareholders' equity	$8,327,633	$8,345,989	$8,225,811	0%	1%

Common shares outstanding at period end	60,124,192	60,087,850	59,864,335	0%	0%
Book value per share	$20.76	$20.71	$20.60	0%	1%
Tangible book value per share	$8.12	$8.03	$7.78	1%	4%
Tangible equity	$488,043	$482,496	$465,980	1%	5%
Tangible equity to tangible assets	6.45%	6.36%	6.25%
nm = not meaningful

Umpqua Holdings Corporation Announces Third Quarter 2008 Results
October 16, 2008

Umpqua Holdings Corporation

Deposits by Type/Core Deposits
(Unaudited)

Dollars in thousands	Sep 30, 2008		Jun 30, 2008		Sep 30, 2007		Sequential	Year over
							Quarter	Year
	Amount	Mix	Amount	Mix	Amount	Mix	% Change	% Change

Demand, non interest-bearing	$1,263,520	19%	$1,256,236	20%	$1,294,334	20%	1%	(2)%
Demand, interest-bearing	2,872,953	44%	2,857,116	45%	2,950,605	45%	1%	(3)%
Savings	305,352	5%	310,542	5%	358,825	6%	(2)%	(15)%
Time	2,051,846	32%	1,936,015	30%	1,914,453	29%	6%	7%

Total Deposits	$6,493,671	100%	$6,359,909	100%	$6,518,217	100%	2%	0%

Total Core deposits (1)	$5,375,170	83%	$5,207,125	82%	$5,454,028	84%	3%	(1)%

Number of open accounts:
Demand, non interest-bearing	148,507		145,435		140,066		2%	6%
Demand, interest-bearing	59,330		58,119		62,932		2%	(6)%
Savings	70,272		70,620		71,532		0%	(2)%
Time	33,085		33,760		38,841		(2)%	(15)%

Total	311,194		307,934		313,371		1%	(1)%

Average balance per account:
Demand, non interest-bearing	$8.5		$8.6		$9.2
Demand, interest-bearing	48.4		49.2		46.9
Savings	4.3		4.4		5.0
Time	62.0		57.3		49.3
Total	$20.9		$20.7		$20.8

(1) Core deposits are defined as total deposits less time deposits greater than $100,000.

Umpqua Holdings Corporation Announces Third Quarter 2008 Results
October 16, 2008

Umpqua Holdings Corporation

Loan Portfolio
(Unaudited)

Dollars in thousands	Sep 30, 2008		Jun 30, 2008		Sep 30, 2007		Sequential	Year over
							Quarter	Year
Loans and leases by class:	Amount	Mix	Amount	Mix	Amount	Mix	% Change	% Change

Commercial real estate	$3,234,180	52%	$3,161,908	52%	$3,071,588	51%	2%	5%
Residential real estate	421,062	7%	401,245	7%	379,657	6%	5%	11%
Construction	998,452	16%	1,070,429	18%	1,191,757	20%	(7)%	(16)%

Total real estate	4,653,694	75%	4,633,582	76%	4,643,002	76%	0%	0%
Commercial	1,446,024	23%	1,406,339	23%	1,365,786	22%	3%	6%
Leases	40,927	1%	40,839	1%	37,095	1%	0%	10%
Installment and other	42,757	1%	42,131	1%	44,970	1%	1%	(5)%
Deferred loan fees, net	(11,861)	0%	(11,403)	0%	(11,418)	0%	4%	4%

Total loans and leases	$6,171,541	100%	$6,111,488	100%	$6,079,435	100%	1%	2%

Umpqua Holdings Corporation Announces Third Quarter 2008 Results
October 16, 2008

Umpqua Holdings Corporation

Credit Quality
(Unaudited)

		Quarter Ended		Sequential	Year over
				Quarter	Year
Dollars in thousands	Sep 30, 2008	Jun 30, 2008	Sep 30, 2007	% Change	% Change

Allowance for credit losses
Balance beginning of period	$73,721	$86,560	$68,723
Provision for loan and lease losses	35,454	25,137	20,420

Charge-offs	(17,108)	(38,752)	(1,414)	(56)%	1,110%
Less: Recoveries	1,915	776	549	147%	249%

Net charge-offs	(15,193)	(37,976)	(865)	(60)%	1,656%

Total Allowance for loan and lease losses	93,982	73,721	88,278	27%	6%
Reserve for unfunded commitments	1,059	1,112	1,246

Total Allowance for credit losses	$95,041	$74,833	$89,524	27%	6%

Net charge-offs to average
loans and leases (annualized)	0.98%	2.51%	0.06%
Recoveries to gross charge-offs	11%	2%	39%
Allowance for credit losses to
loans and leases	1.54%	1.22%	1.47%
Past due 30-89 days	$71,684	$18,897	$60,238
Past due 30-89 days to total loans and leases	1.16%	0.31%	0.99%

Nonperforming assets:
Loans on non-accrual status	$111,895	$94,666	$67,419	18%	66%
Loans past due 90+ days & accruing	6,406	3,911	1,488	64%	331%

Total nonperforming loans	118,301	98,577	68,907	20%	72%
Other real estate owned	9,753	5,826	10,310	67%	(5)%

Total nonperforming assets	$128,054	$104,403	$79,217	23%	62%

Nonperforming loans to total loans and leases	1.92%	1.61%	1.13%
Nonperforming assets to total assets	1.54%	1.25%	0.96%

nm = not meaningful

Umpqua Holdings Corporation Announces Third Quarter 2008 Results
October 16, 2008

Umpqua Holdings Corporation

Credit Quality (continued)
(Unaudited)

	Nine Months ended:

Dollars in thousands	Sep 30, 2008	Sep 30, 2007	% Change

Allowance for credit losses
Balance beginning of period	$84,904	$60,090
Provision for loan and lease losses	75,723	23,916
Acquisitions	--	5,078

Charge-offs	(69,830)	(2,997)	2,230%
Less: Recoveries	3,185	2,191	45%

Net (charge-offs) recoveries	(66,645)	(806)	8,169%

Total Allowance for loan and lease losses	93,982	88,278	6%

Reserve for unfunded commitments	1,059	1,246

Total Allowance for credit losses	$95,041	$89,524	6%

Net charge-offs to average
loans and leases	1.46%	0.02%
Recoveries to gross charge-offs	5%	73%

nm = not meaningful

Umpqua Holdings Corporation Announces Third Quarter 2008 Results
October 16, 2008

Umpqua Holdings Corporation

Selected Ratios
(Unaudited)

		Quarter Ended:		Sequential	Year over
				Quarter	Year
	Sep 30, 2008	Jun 30, 2008	Sep 30, 2007	Change	Change

Net Interest Spread:
Yield on loans and leases	6.33%	6.44%	7.62%	(0.11)	(1.29)
Yield on taxable investments	4.67%	4.93%	4.83%	(0.26)	(0.16)
Yield on tax-exempt investments (1)	5.73%	5.62%	5.62%	0.11	0.11
Yield on temporary investments	2.08%	2.00%	5.18%	0.08	(3.10)
Total yield on earning assets (1)	6.11%	6.23%	7.24%	(0.12)	(1.13)

Cost of interest bearing deposits	2.32%	2.45%	3.69%	(0.13)	(1.37)
Cost of securities sold under agreements
to repurchase and fed funds purchased	2.22%	2.09%	3.28%	0.13	(1.06)
Cost of term debt	3.60%	3.51%	4.62%	0.09	(1.02)
Cost of junior subordinated debentures	5.54%	5.53%	7.59%	0.01	(2.05)
Total cost of interest bearing liabilities	2.50%	2.61%	3.86%	(0.11)	(1.36)

Net interest spread (1)	3.61%	3.62%	3.38%	(0.01)	0.23
Net interest margin – Consolidated (1)	4.12%	4.15%	4.20%	(0.03)	(0.08)

Net interest margin – Bank (1)	4.29%	4.33%	4.45%	(0.04)	(0.16)

Return on average assets	0.65%	0.49%	0.64%	0.16	0.01
Return on average tangible assets	0.72%	0.54%	0.70%	0.18	0.02
Return on average equity	4.34%	3.25%	4.20%	1.09	0.14
Return on average tangible equity	11.11%	8.23%	10.92%	2.88	0.19
Efficiency ratio – Consolidated	49.77%	56.27%	56.83%	(6.50)	(7.06)
Efficiency ratio – Bank	61.28%	55.13%	55.57%	6.15	5.71

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.

Umpqua Holdings Corporation Announces Third Quarter 2008 Results
October 16, 2008

Umpqua Holdings Corporation

Selected Ratios
(Unaudited)

	Nine Months Ended:

	Sep 30, 2008	Sep 30, 2007	Change

Net Interest Spread:
Yield on loans and leases	6.55%	7.72%	(1.17)
Yield on taxable investments	4.63%	4.72%	(0.09)
Yield on tax-exempt investments (1)	5.63%	5.49%	0.14
Yield on temporary investments	2.55%	5.20%	(2.65)
Total yield on earning assets (1)	6.29%	7.33%	(1.04)

Cost of interest bearing deposits	2.60%	3.66%	(1.06)
Cost of securities sold under agreements
to repurchase and fed funds purchased	2.44%	3.40%	(0.96)
Cost of term debt	3.65%	4.58%	(0.93)
Cost of junior subordinated debentures	5.92%	7.60%	(1.68)
Total cost of interest bearing liabilities	2.77%	3.83%	(1.06)

Net interest spread (1)	3.52%	3.50%	0.02
Net interest margin – Consolidated (1)	4.08%	4.33%	(0.25)

Net interest margin – Bank (1)	4.27%	4.57%	(0.30)

Return on average assets	0.78%	0.93%	(0.15)
Return on average tangible assets	0.86%	1.02%	(0.16)
Return on average equity	5.17%	5.91%	(0.74)
Return on average tangible equity	13.21%	14.79%	(1.58)
Efficiency ratio – Consolidated	50.83%	59.27%	(8.44)
Efficiency ratio – Bank	53.24%	56.35%	(3.11)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.

Umpqua Holdings Corporation Announces Third Quarter 2008 Results
October 16, 2008

Umpqua Holdings Corporation

Average Balances
(Unaudited)

		Quarter Ended:		Sequential	Year over
				Quarter	Year
Dollars in thousands	Sep 30, 2008	Jun 30, 2008	Sep 30, 2007	% Change	% Change

Temporary investments	$13,182	$17,538	$71,165	(25)%	(81)%
Investment securities, taxable	841,810	892,619	765,346	(6)%	10%
Investment securities, tax-exempt	167,132	173,171	159,998	(3)%	4%
Loans held for sale	13,966	23,290	10,732	(40)%	30%
Loans and leases	6,159,644	6,091,914	6,032,388	1%	2%

Total earning assets	7,195,734	7,198,532	7,039,629	0%	2%
Goodwill & other intangibles	760,911	762,398	766,591	0%	(1)%
Total assets	8,333,242	8,320,962	8,190,032	0%	2%

Non interest bearing demand deposits	1,267,356	1,248,093	1,319,280	2%	(4)%
Interest bearing deposits	5,154,922	5,172,049	5,171,123	0%	0%

Total deposits	6,422,278	6,420,142	6,490,403	0%	(1)%
Interest bearing liabilities	5,741,816	5,731,942	5,542,587	0%	4%

Total shareholders’ equity	1,248,357	1,258,591	1,245,390	(1)%	0%
Tangible equity	487,446	496,193	478,799	(2)%	2%

Umpqua Holdings Corporation

Average Balances
	(Unaudited)

	Nine Months Ended:

Dollars in thousands	Sep 30, 2008	Sep 30, 2007	% Change

Temporary investments	$18,781	$62,680	(70)%
Investment securities, taxable	870,311	723,978	20%
Investment securities, tax-exempt	171,335	142,444	20%
Loans held for sale	18,827	13,719	37%
Loans and leases	6,105,082	5,733,639	6%

Total earning assets	7,184,336	6,676,460	8%
Goodwill & other intangibles	762,427	729,979	4%
Total assets	8,314,019	7,765,832	7%

Non interest bearing demand deposits	1,255,403	1,250,188	0%
Interest bearing deposits	5,193,790	4,884,775	6%

Total deposits	6,449,193	6,134,963	5%
Interest bearing liabilities	5,724,529	5,222,253	10%

Total shareholders’ equity	1,252,099	1,215,730	3%
Tangible equity	489,672	485,751	1%

Umpqua Holdings Corporation Announces Third Quarter 2008 Results
October 16, 2008

Umpqua Holdings Corporation
Mortgage Banking Activity
(unaudited)

		Quarter Ended:		Sequential	Year over
				Quarter	Year
Dollars in thousands	Sep 30, 2008	Jun 30, 2008	Sep 30, 2007	% Change	% Change

Mortgage Servicing Rights (MSR):
Mortgage loans serviced for others	$939,876	$922,039	$877,648	2%	7%

MSR Asset, at fair value	$10,738	$11,576	$9,474	(7)%	13%

MSR as % of serviced portfolio	1.14%	1.26%	1.08%

Mortgage Banking Revenue:
Origination and sale	$1,817	$1,284	$1,468	42%	24%
Servicing	636	603	546	5%	16%
Change in fair value of MSR asset	(1,426)	1,800	(648)	(179)%	120%
Change in fair value of MSR hedge	--	--	--	0%	0%

Total Mortgage Banking Revenue	$1,027	$3,687	$1,366	(72)%	(25)%

	Nine Months Ended:

Dollars in thousands	Sep 30, 2008	Sep 30, 2007	% Change

Mortgage Banking Revenue:
Origination and sale	$4,953	$4,896	1%
Servicing	1,839	1,853	(1)%
Change in fair value of MSR asset	(1,550)	(977)	59%
Change in fair value of MSR hedge	(2,398)	--	nm

Total Mortgage Banking Revenue	$2,844	$5,772	(51)%

nm = not meaningful

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